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                                          EXHIBIT 5.1

                                          June 30, 2006



GS Mortgage Securities Corp.
85 Broad Street
New York, New York 10004

            Re:  GS Mortgage Securities Corp.
                 GSSA Home Equity Trust 2006-11

Ladies and Gentlemen:

     We have acted as counsel for GS Mortgage Securities Corp., a Delaware corporation (the "Corporation"), in connection with the issuance of the GSAA Home Equity Trust 2006-11 Asset-Backed Certificates (the "Certificates"). The Certificates will be issued by the GSAA Home Equity Trust 2006-11 (the "Trust") pursuant to the master servicing and trust agreement, dated as of June 1, 2006 (the "Agreement"), as further identified in the prospectus supplement, dated June 29, 2006 (the "Prospectus Supplement") for such issuance, which supplements the Corporation's prospectus dated March 31, 2006 (the "Base Prospectus" and together with the Prospectus Supplement, the "Prospectus).

     We have examined copies of the Corporation's Articles of Incorporation and Bylaws, a signed copy of the Agreement specimens of the Certificates, and such other agreements, records and documents as we have deemed necessary for purposes of this opinion. As to factual matters, we have relied upon statements, certificates and other assurances of public officials and of officers or other representatives of the Corporation and upon such other certificates or representations as we deemed appropriate for purposes of our opinion, which factual matters have not been independently established or verified by us. We have assumed, without independent verification, the genuineness of all signatures, the accuracy of the representations contained in the reviewed documents, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

     Based upon such examinations and our consideration of such questions of law as we have deemed relevant in the circumstances, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that when the Certificates have been duly



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executed, authenticated and delivered in accordance with the terms of the
Agreement and delivered against payment therefor as described in the Prospectus, the Certificates will be validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the Agreement, subject to bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforceability is sought in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing .

     In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York (excluding choice of law principles therein) and the federal laws of the United States of America.

     We hereby consent to the filing of this letter as an exhibit to the Corporation's Report on Form 8-K dated the date hereof, without admitting that we are "experts" within the meaning of the The Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, that includes the Prospectus and such Report on Form 8-K.

                                    Very truly yours,


                                    /s/ Sidley Austin LLP